Exhibit 23.1




                     CONSENT OF INDEPENDENT PUBLIC AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Invacare Corporation 1994 Performance Plan, as amended, of our report dated January 25, 2000, with respect to the consolidated financial statements and schedule of Invacare Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.





                                                           /S/ ERNST & YOUNG LLP
                                                           ---------------------
Cleveland, Ohio
March 30, 2001

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